UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):	September 16, 2009

Thomas Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-22010	72-0843540
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5221 N. O’Connor Blvd., Suite 500
Irving, Texas	75039
(Address of principal executive offices)	(Zip Code)

Registrant’s Telephone Number, including area code:	(972) 869-3400

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01.                                          Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On September 16, 2009, Thomas Group, Inc. (the “Company”) received two Nasdaq Staff Deficiency Letters indicating that the Company no longer complies with (i) the minimum bid price requirements as set forth in Listing Rule 5450(a)(1) of the Nasdaq Stock Market, which requires that listed securities maintain a minimum bid price of $1.00 per share, and (ii) the minimum market value of publicly held shares as set forth in Listing Rule 5450(b)(1)(C), which requires that the market value of publicly held shares be at least $5,000,000.

In accordance with Listing Rule 5810(c)(3)(A), Nasdaq has provided the Company a cure period to regain compliance with the $1.00 minimum bid price rule no later than March 15, 2010.  In accordance with Listing Rule 5810(c)(3)(D), Nasdaq has provided the Company a cure period to regain compliance with the minimum market value rule no later than December 15, 2009.

A copy of the press release issued by the Company announcing its receipt of the Nasdaq Staff Deficiency Letters is attached hereto as Exhibit 99.1.

Item 9.01.                                          Financial Statements and Exhibits.

(d)           Exhibits.

EXHIBIT NUMBER		DESCRIPTION

99.1	—	Press Release dated September 21, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THOMAS GROUP, INC.

Date: September 21, 2009	By:	/s/ Earle Steinberg
Earle Steinberg
Chief Executive Officer